UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: July 31, 2008
(Date of earliest event reported)

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)
2207 Bridgepointe Parkway, Suite 250 San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 532-2400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On August 5, 2008, Glu Mobile Inc. (“Glu”) issued a press release announcing its financial results for the second quarter ended June 30, 2008 and providing its business outlook.  A copy of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.01 to this Current Report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.01 shall not be incorporated by reference into any registration statement or other document filed by Glu with the Securities and Exchange Commission (the “SEC”), whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On July 31, 2008, Glu’s Board of Directors appointed Eric R. Ludwig, Glu’s current Interim Chief Financial Officer, Senior Vice President, Finance and Assistant Secretary, to serve as Glu’s Chief Financial Officer, Senior Vice President and Assistant Secretary, effective July 31, 2008.   Mr. Ludwig will continue to serve as Glu’s principal financial officer and principal accounting officer for purposes of our SEC filings.

Biographical Information

Mr. Ludwig, age 39, has previously served as Glu’s Interim Chief Financial Officer, Senior Vice President, Finance and Assistant Secretary from May 2008 to July 2008, served as Glu’s Vice President, Finance and Assistant Secretary from July 2006 to May 2008, served as Glu’s Vice President, Finance from April 2005 to July 2006, and served as Glu’s Director of Finance from January 2005 to April 2005. Prior to joining Glu, from January 1996 to January 2005, Mr. Ludwig held various positions at Instill Corporation, an on demand supply chain software company, most recently as Chief Financial Officer, Vice President, Finance and Corporate Secretary. Prior to Instill, Mr. Ludwig was Corporate Controller at Camstar Systems, Inc., an enterprise manufacturing execution and quality systems software company, from May 1994 to January 1996. He also worked at Price Waterhouse L.L.P. from May 1989 to May 1994. Mr. Ludwig holds a B.S. in commerce from Santa Clara University and is a Certified Public Accountant.

Compensation Information

On April 28, 2008, the Compensation Committee of Glu’s Board of Directors approved an agreement with Mr. Ludwig regarding the compensation for his service as Senior Vice President, Finance and Interim Chief Financial Officer, the material terms of which are described in the Form 8-K filed by Glu on April 30, 2008 and are incorporated into this Item 5.02 by reference.

Mr. Ludwig’s annual base salary remains at $250,000, and his annual target bonus under Glu’s Executive Bonus Plan remains at 50% of his base salary.  Mr. Ludwig’s compensation will be reviewed by our compensation committee in the fourth quarter of 2008 in connection with Glu’s annual review of executive officer compensation.

In addition, in January 2007, Glu entered into a Change of Control Severance Agreement with Mr. Ludwig, the material terms of which are described in the Form 8-K filed by Glu on April 30, 2008 and are incorporated into this Item 5.02 by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description

99.01	Press release issued by Glu Mobile Inc., dated August 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLU MOBILE INC.

		By:	/s/ L. Gregory Ballard
L. Gregory Ballard
Chief Executive Officer

Date:	August 5, 2008

EXHIBIT INDEX

Number	Description

99.01	Press release issued by Glu Mobile Inc., dated August 5, 2008.